UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/03/2009

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

At its meeting on February 3, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Unitrin, Inc. (the “Company”) approved the 2009 compensation for Donald G. Southwell, Eric J. Draut, Richard C. Vie, Scott Renwick and Richard Roeske, the Company’s executive officers listed in the Summary Compensation Table set forth in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders (the “Named Executive Officers”). In addition, the Committee approved bonus awards to certain of the Named Executive Officers in connection with their performance in 2008.

For 2008 performance, the Committee:

•

determined performance results and approved formula bonus payouts of $149,000 to Mr. Southwell, $119,200 to Mr. Draut and $78,970 to Mr. Renwick, in connection with the annual bonus awards granted in 2008 to such Named Executive Officers under the Company’s Incentive Bonus Plan; and

•	awarded a discretionary bonus of $25,000 to Mr. Roeske.

For 2009 compensation, the Committee:

•	approved the following base salaries and equity compensation grants under the Company’s 2005 Restricted Stock and Restricted Stock Units Plan and the Company’s 2002 Stock Option Plan:

Name and Principal Position	Annual Base Salary ($)	Restricted Stock Shares (#)	Stock Option Shares (#)
Donald G. Southwell President and Chief Executive Officer	$900,000	15,000	125,000

Eric J. Draut Executive Vice President & Chief Financial Officer	800,000	7,500	37,500

Richard C. Vie Chairman	800,000	—	—

Scott Renwick Senior Vice President, General Counsel & Secretary	530,000	3,000	15,000

Richard Roeske Vice President & Chief Accounting Officer	320,000	1,500	7,500

•

approved the 2009 Performance Incentive Plan attached hereto as Exhibit 10.1; the provisions of the new plan which apply to awards to the Named Executive Officers are subject to approval by the Company’s shareholders at the 2009 Annual Meeting of Shareholders to meet the requirements of Section 162(m) of the federal Internal Revenue Code of 1986, as amended, and preserve the Company’s federal income tax deduction for incentive compensation paid to such employees;

•

granted annual and multi-year incentive awards to the Named Executive Officers other than Mr. Vie under the 2009 Performance Incentive Plan, contingent upon the approval by the Company’s shareholders at the 2009 Annual Meeting of Shareholders of the plan provisions referenced above; the forms of the Annual Incentive Award Instrument and Multi-Year Incentive Award Agreement applicable to the awards to the Named Executive Officers in 2009 are attached as Exhibits 10.2 and 10.3, respectively.

The Compensation Committee had previously ended Mr. Vie’s participation in the Company’s equity-compensation and bonus programs in connection with his relinquishment of his role as the Company’s Chief Executive Officer in 2007.

The executive compensation program adopted by the Committee for 2009 features a revised mix of pay components to include more “at-risk” compensation and enhanced focus on performance-based elements and longer-term goals. This is reflected in the 2009 Performance Incentive Plan which includes an annual performance-based cash bonus, as well as a multi-year award component tied to longer-term performance objectives. In addition, the equity-based compensation program for the Company’s executive officers has shifted from all stock options to a combination of stock options and performance-based restricted stock, and reflects the elimination of the restorative option feature for all new option awards beginning in 2009.

Contrary to prior trends, the Committee reduced the annual base salaries for Messrs. Southwell and Vie for 2009 from the levels in effect for 2008, and maintained the annual base salaries for Messrs. Draut, Renwick and Roeske for 2009 at the levels in effect for 2008. These salary decisions reflect in part the increased focus on compensation based on performance and longer-term goals under the new program adopted for 2009, and in part the difficult state of the economy and the resulting effects on the Company.

In determining the mix of stock option and performance-based restricted stock grants to the Named Executive Officers for 2009, the Committee converted approximately half of the option shares awarded to each such officer in 2008 to performance-based restricted stock shares at a rate of one share of restricted stock for every five options. The vesting provisions for the restricted stock granted to the Named Executive Officers in 2009 are based upon the Company’s total shareholder return over a three-year performance period relative to a peer group comprised of companies in the S&P Supercomposite Insurance Index. The form of Performance-Based Restricted Stock Award Agreement for the awards to the Named Executive Officers in 2009 is attached as Exhibit 10.4.

Subject to the achievement of performance goals measured over calendar year 2009, payout under the annual cash incentive award granted on February 3, 2009 would be made in early 2010. Subject to the achievement of performance goals over the three-year period ending December 31, 2011 and vesting at the end of such period, payout under the multi-year cash incentive award granted on February 3, 2009 would be made in early 2012. For each of these awards, the Committee approved threshold, target and maximum performance levels.

When granted, each award is assigned a Target Bonus Percentage representing a percentage of the recipient’s annual base salary. In the case of multi-year awards, the base salary is the average base salary for the years in the performance period. For 2009, the Committee adopted the following Target Bonus Percentages for each of the annual and multi-year cash incentive awards for the following eligible Named Executive Officers: Donald G. Southwell (50%); Eric J. Draut (40%); Scott Renwick (40%); and Richard

Roeske (30%). In calculating the cash incentive awards, the actual performance results for the performance period are compared to the performance matrix for such period to determine a Target Multiplier percentage. The maximum award is capped at 200% of the Target Bonus Percentage (expressed as a 200% Target Multiplier) and the threshold award is set at 50% of the Target Bonus Percentage (expressed as a 50% Target Multiplier).

The performance criteria that were selected by the Committee for the annual cash incentive awards granted to the eligible Named Executive Officers in 2009 consists of growth of insurance premium and auto finance revenues and profit margin, determined in accordance with the definitions of such terms approved by the Committee. However, with respect to half of the annual cash incentive award granted to Mr. Draut, the performance criteria selected by the Committee is instead based upon financial measures applicable to Fireside Bank.

The performance criteria selected by the Committee for the multi-year cash incentive awards granted to the eligible Named Executive Officers in 2009 consists of compound annual growth rate and return on average shareholders’ equity over the three-year performance period, determined in accordance with the definitions of such terms approved by the Committee. However, with respect to half of the multi-year cash incentive award granted to Mr. Draut, the performance criteria selected by the Committee is instead based upon financial measures applicable to Fireside Bank.

ITEM 9.01:

Exhibit 10.1 Unitrin, Inc. 2009 Performance Incentive Plan, effective February 3, 2009

Exhibit 10.2 Form of Annual Incentive Award Instrument under the Unitrin, Inc. 2009 Performance Incentive Plan, as of February 3, 2009

Exhibit 10.3 Form of Multi-Year Incentive Award Agreement under the Unitrin, Inc. 2009 Performance Incentive Plan, as of February 3, 2009

Exhibit 10.4 Form of Performance-Based Restricted Stock Award Agreement under the 2005 Restricted Stock and Restricted Stock Unit Plan, as of February 3, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: February 9, 2009	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel & Secretary